Exhibit 99.4

Schedule prepared in accordance with Instruction 2 to Item 601 of Regulation S-K

The Security Agreements dated January 22, 2010 are substantially identical in all material respects except as to the subscribers.

Subscribers
Excalibur Special Opportunities LP
Dana Katzenmeier
Fourth Street Holdings, LP
Robert B. Prag
Peter B. Tentler
Richardson & Patel LLP

The text of the Security Agreements is incorporated by reference from Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2010.